Exhibit 23.9

CONSENT OF EXPERT

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Ivanhoe Mines Ltd. (the “Company”) filed with the United States Securities and Exchange Commission on April 1, 2009, pursuant to the Securities Exchange Act of 1934, as amended.

I hereby consent to the use of and reference to my name as a Qualified Person for the Ovoot Tolgoi Technical Report dated March 29, 2009, under the heading “Description of the Business — Ovoot Tolgoi Project” in the Company’s Annual Information Form for the year ended December 31, 2008, dated March 31, 2009 and as the Qualified Person for Ovoot Tolgoi Project in the Company’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ended December 31, 2008, dated March 31, 2009, and in the 40-F, which are incorporated by reference into this registration statement and the other registration statements on Form S-8 (File Nos. 333-113048, 333-128205, 333-135595 and 333-143550) of Ivanhoe Mines Ltd.

    Sincerely,

/s/ Gene Wusaty

Name:	Gene Wusaty
Title:	Chief Operating Officer
Company:	SouthGobi Energy Resources Ltd.

    Date: June 30, 2009